Exhibit 99.1

Option Care Health Receives Anticipated Nasdaq Notice

Intends to Request Appeals Hearing and to Take Other Action to Maintain Listing

BANNOCKBURN, Ill., August 13, 2019 — Option Care Health, Inc. (Nasdaq: BIOS) announced today that on August 7, 2019, it received a letter from the Nasdaq Staff informing it that, since the merger between Option Care Enterprises, Inc. and BioScrip, Inc. constituted a change of control for purposes of the Nasdaq Listing Rules, Option Care was required to meet all applicable criteria for initial listing on The Nasdaq Global Select Market. The letter indicated that, since Option Care did not satisfy the minimum $4.00 bid price requirement upon consummation of the merger, Option Care’s securities were subject to delisting unless it requests a hearing before the Nasdaq appeals panel, which will allow Option Care to remain listed pending the outcome of the hearing.

As part of its preparations for the merger, Option Care anticipated receiving the Staff’s letter and plans to request a hearing before the appeals panel, which will allow Option Care to continue to remain listed on Nasdaq until the issuance of the panel’s decision. Option Care plans to take all reasonable actions to demonstrate compliance with the applicable Nasdaq Listing Rules so as to maintain its listing on Nasdaq and/or apply to list its securities on the NYSE American exchange where it believes it would satisfy all of the applicable initial listing criteria, including the price requirement for listing on that exchange.

Forward Looking Statements

This communication contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995) regarding, among other things, future events or the future financial performance of Option Care Health. All statements other than statements of historical facts are forward-looking statements. In addition, words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or the negative of these words, and words and terms of similar substance used in connection with any discussion of future plans, actions or events identify forward-looking statements. Forward-looking statements relating to Option Care Health include, but are not limited to: statements about the benefits of the combined company, including future financial and operating results; expected synergies; Option Care Health’s plans, objectives, expectations and intentions; and other statements relating to the merger that are not historical facts. Forward-looking statements are based on information currently available to BioScrip and Option Care and involve estimates, expectations and projections. Investors are cautioned that all such forward-looking statements are subject to risks and uncertainties (both known and unknown), and many factors could cause actual events or results to differ materially from those indicated by such forward-looking statements. With respect to the combination of BioScrip and Option Care, these factors could include, but are not limited to: (i) the impact the significant debt incurred in connection with the merger may have on Option Care Health’s ability to operate the combined business, (ii) risks relating to the integration of the BioScrip and Option Care operations, solutions and employees into the combined company and the possibility that the anticipated synergies and other benefits of the combination, including cost savings, will not be realized or will not be realized within the expected timeframe, (iii) Option Care Health’s status as a “controlled company” within the meanings of Nasdaq, including Option Care Health’s reliance on exemptions from certain corporate governance standards and the significantly less influence that pre-merger holders now have on Option Care Health, and (iv) risks relating to the combined businesses and the industries in which the combined company operates. These risks and uncertainties, as well as other risks and uncertainties, are more fully discussed in Bioscrip’s definitive proxy statement filed with the SEC on June 26, 2019 and Option Care Health’s subsequent filings with the SEC. While the lists of risk factors presented here and in Option Care Health’s public filings are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Many of these risks, uncertainties and assumptions are beyond Bio Scrip’s and Option Care’ ability to control or predict. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the information currently available to the parties on the date they are made, and neither BioScrip nor Option Care undertakes any obligation to update publicly or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this communication.

About Option Care Health

At Option Care Health, Inc. (Option Care Health) (Nasdaq: BIOS), we are the largest independent home and alternate site infusion services provider in the United States. With over 6,000 teammates, including 2,900 clinicians, we work compassionately to elevate standards of care for patients with acute and chronic conditions in all 50 states. Through our clinical leadership, expertise and national scale, Option Care Health is reimagining the infusion care experience for patients, customers and employees. To learn more, please visit our website at www.OptionCareHealth.com.

For Media Inquiries:

Rachel Bowen, PCI

312.558.1770

RBowen@pcipr.com

For Investor Inquiries:

Mike Shapiro, Chief Financial Officer

Option Care Health

312.940.2538

Investor.relations@optioncare.com

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